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                                                                 Exhibit 10.48


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   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
     CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.


                                    AGREEMENT

                                     BETWEEN

                           ROLLS-ROYCE CANADA LIMITEE

                                       AND

                           MIDWAY AIRLINES CORPORATION

                            RELATING TO THE REPAIR OF

                             ROLLS-ROYCE TAY ENGINES


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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THIS AGREEMENT is made this    day of               1997

BETWEEN

ROLLS-ROYCE CANADA LIMITEE         Hereinafter called RRC having a place of
                                   business at 9500 Cote de Liesse Road at
                                   Lachine, Quebec, Canada H8T 1A2

AND

MIDWAY AIRLINES CORPORATION        Hereinafter called THE OPERATOR whose
                                   registered office is at 300 West Morgan
                                   Street, Suite 1200 Durham, North Carolina,
                                   USA, 27701

WHEREAS

A. THE OPERATOR has acquired certain ROLLS-ROYCE TAY engines for use by THE OPERATOR in Fokker 100 aircraft manufactured by Fokker BV.

B. RRC maintains an overhaul and repair facility for such aircraft engines at Lachine, Quebec, Canada which is approved by Rolls-Royce plc and Transport Canada;

C. THE OPERATOR requires work to be carried out by RRC from time to time on the aforementioned engines and modules as enumerated in Appendix A.

D. RRC is willing to undertake such work subject to the terms and conditions herein set forth.

NOW, IT IS HEREBY AGREED AS FOLLOWS:


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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                                      INDEX

RECITALS
--------

Clause 1         Definitions

Clause 2         Exclusion of Other Terms and Previous Understandings

Clause 3         Subject of Contract

Clause 4         Delivery

Clause 5         Standard

Clause 6         Charges

Clause 7         Payment

Clause 8         Turn Round Time and Delay in Delivery

Clause 9         General Provisions

Clause 10        Warranty and Liability

Clause 11        Patents

Clause 12        Additional Levies

Clause 13        Assignment

Clause 14        Termination

Clause 15        Amendment

Clause 16        Conflict

Clause 17        Notices

Clause 18        Term of Agreement

Clause 19        Headings

Clause 20        Law


APPENDIX "A"     Description and List of Engines

APPENDIX "B"     Planned Operating Parameters


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                  A Rolls-Royce Industries Canada Inc. Company
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Clause 1    DEFINITIONS

            In this Agreement unless the context otherwise requires:

            1.1 The term "Engines" shall mean all the ROLLS-ROYCE engines listed and described in Appendix "A" to this Agreement.

            1.2 The term "Part" shall mean any part of an Engine acquired from ROLLS-ROYCE or from a source approved by ROLLS-ROYCE.

            1.3 The term "Supplies" shall mean Engines, Parts and any other items of associated equipment delivered to RRC by THE OPERATOR.

            1.4 "Running Time" shall mean the number of hours flown by an Engine as logged under the standards and procedures employed by THE OPERATOR at the date of this Agreement and acceptable to the Federal Aviation Authority.

            1.5 "Take-Offs" shall mean the number of take-offs by an Engine as logged under the standards and procedures employed by THE OPERATOR at the date of this Agreement and acceptable to the Federal Aviation Authority.

            1.6 "Flight Cycle" shall mean one operation of an Engine to achieve one aircraft take-off and subsequent landing.

            1.7 "Engine Management Program" shall mean the Engine Management Program agreed between Rolls Royce Canada, the Manufacturer and THE OPERATOR, and which may be amended from time to time by mutual written agreement between the parties. This program will define the Engineering responsibilities and practices.

            1.8 The term "Scheduled Repair" shall mean the Work required in an Overhaul Base following the removal of an Engine, Part or assembly of Parts to comply with the Engine Management Program and such other Work as may then be necessary to enable such Engine, Part or assembly of Parts to be released for further operation in service.

            1.9 The term "Unscheduled Repair" shall mean Work other than Scheduled Repair which is required when an Engine, Part or assembly of Parts has become unserviceable and which enables such Engine, Part or assembly of Parts to be released for further operation in service.


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                  A Rolls-Royce Industries Canada Inc. Company
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            1.10  The term "Repair" shall mean Schedule Repair or Unscheduled
                  Repair as the case may be.

            1.12 "Work" shall mean Overhaul, Repair or any other work in respect of which in each case RRC accepts orders from THE OPERATOR pursuant to this Agreement.

            1.13 "Overhaul Base" shall mean the Overhaul Base in Continental U.S.A. and/or Canada, as stipulated by RRC, from time to time during the period of this Agreement.

Clause 2    EXCLUSION OF OTHER TERMS AND PREVIOUS UNDERSTANDINGS

            2.1 This Agreement (including the Appendices annexed hereto which are expressly made part of this Agreement) represents the only conditions governing the repair of the Supplies between Operator and RRC. Accordingly, this Agreement supersedes all prior representations, agreements, statements and understandings, whether oral or in writing relating to the Supplies. It is hereby agreed that neither the Operator nor RRC places any reliance on any representations, agreements, statements or understandings made at any time whether oral or in writing, other than those representations, agreements, statements and understandings which have been expressly incorporated in this Agreement.

            2.2 Whatever may be the import of any set of standard terms or conditions on or attached to or otherwise forming part of the order form of the Operator or of any other document which may be issued by the Operator relating to the Engines such standard terms of conditions shall not be binding upon RRC and shall be of no effect unless accepted in writing by RRC.

            2.3 The Agreement is personal to the Operator and RRC and shall not be assigned by either party except with the express written approval of the other party. Any assignment in violation of this clause shall be void.

Clause 3    SUBJECT OF CONTRACT

            3.1 The parties hereto agree that RRC will carry out Repair described in clauses 6.2.1 through 6.2.5 to all Engines and Parts which develop a requirement for Repair during the Term of the Agreement.


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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Clause 4    DELIVERY

            4.1 THE OPERATOR will deliver Engines and Parts requiring Repair to the Overhaul Base, Rolls-Royce Canada Limitee, Lachine, Quebec, at its own expense.

            4.2 THE OPERATOR will, not later than the time of delivery of Engines and Parts pursuant to Sub-clause 4.1 above, also deliver to RRC the completed Engine Log Book (or such other Log Book as may be applicable).

            4.4 Following Work, RRC will re-deliver Supplies to THE OPERATOR F.O.B. RRC Lachine, Quebec, Canada (Incoterms 1990).

            4.5 A sufficient number of packing cases, stands and transportation parts for use in transporting Supplies to and from the Overhaul Base shall be procured and maintained in usable condition by THE OPERATOR at THE OPERATOR's expense.

Clause 5    STANDARD

            5.1 Unless otherwise mutually agreed, RRC will carry out Work on Supplies in accordance with the Engine Management Program in a professional and workmanlike manner.

            5.2 Unless otherwise agreed, RRC will carry out Repairs to the modification standard generally recommended by ROLLS-ROYCE for Engines of the same type and model as the Engines.

            5.3 In the event that Engines are delivered to RRC by THE OPERATOR which do not contain each Part described in the Engine Receipt List attached hereto as Part 1, Section 1 (Appendix "A") above, then RRC will advise THE OPERATOR of those missing Parts exceeding US Dollars 500 at the then current RRC Catalogue value and unless otherwise instructed by THE OPERATOR, RRC reserves the right to replace any missing Parts and shall be entitled to charge THE OPERATOR for the same at the RRC commercial prices and rates current at the date of presentation of RRC's invoice.

            5.4 Any Parts incorporated in the course of Repair pursuant to this Agreement shall be deemed to have been sold to The Operator, and title to and risk of loss of and damage to such Parts subject to the terms of Clause 10 below, shall pass to The Operator upon re-delivery of the Supplies by RRC to THE OPERATOR pursuant to Sub-clause 4.4 above.


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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            5.5   RRC reserves the right at its sole discretion to fit new or repaired replacement Parts in the course of Repair pursuant to this Agreement at no additional cost to THE OPERATOR unless pursuant to Clause 5.3 above, such new or replacement parts to be in as good operating condition, have substantially similar hours available until the next Scheduled Repair and have the same interchangeable modification standard. Title to and risk of loss of or damage to any Parts so replaced whether scrap or repairable shall pass to RRC upon removal from the engine or from the assembly of Parts.

            5.6 The Repair of Supplies shall be deemed to have been accepted by THE OPERATOR on its signature of the relevant Release Note/Approved Certificate of Inspection. Such acceptance shall not be deemed a waiver of any rights or remedies of THE OPERATOR including without limitation any claim for warranty under Clause 10 hereof.

Clause 6    CHARGES

            6.1 In respect of Running Time and Take-Offs of the Engines during the period of this Agreement, THE OPERATOR shall pay to RRC:
                  (as adjusted in accordance with the provisions of sub-clause 6.6) multiplied by the Running Time of the Engines.

                  6.1.1 an amount equal to [***] United States Dollars for the period 01 July 1997 to 30 June 1998 (12 payments)

                  6.1.2 an amount equal to [***] United States Dollars for the period 01 July 1998 to 30 June 1999 (12 payments).

                  6.1.3. an amount equal to [***] United States Dollars for the period 01 July 1999 to 30 June 2002 (36 payments)

            6.2 The Basic Charges under clause 6.1 above are in consideration of RRC undertaking to carry out:

                  6.2.1 Scheduled Repairs

                  6.2.2 Unscheduled Repairs arising from failures of Engines or
                        Parts caused by the breakdown or deterioration of the Engines or Parts due to defects in design, material or workmanship in the manufacture or repair of the Engine or Part.

                  6.2.3 Unscheduled Repairs arising from failures of Engines or
                        Part caused by the breakdown or deterioration of the Engines or Parts due to foreign object damage.


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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                  6.2.4 Repairs arising from the introduction of "Mandatory
                        Modifications" as defined by the Engine Manufacturer or Regulatory Authority or any other recognized authority.

                  6.2.5 Repairs arising from Engine removals generally
                        recommended by ROLLS-ROYCE with respect to the same type and model of Engine as the Engines.

            6.3 THE OPERATOR shall pay RRC at the RRC normal commercial rates current at the date of presentation of RRC's invoice for Repairs arising from failures of Engines or Parts due to causes outside the reasonable control of RRC including but not limited to failures of Engines or Parts, which:

                  6.3.1 have been caused by misuse, negligence, improper
                        operation or failures due to negligent foreign object damage.

                  6.3.2 have been caused by THE OPERATOR failure to properly store, install, maintain, utilize or pack for transport such Engine and/or Part in accordance with the then current RRC written recommendations, or

                  6.3.3 have been caused by the primary breakdown or
                        deterioration of any constituent or component which was not acquired by THE OPERATOR from RRC or through channels specifically approved in writing by ROLLS-ROYCE, unless such constituent or component Part was installed by RRC.

            6.4 With the exception of the obligation provided for in Clause 10.5, RRC shall not be liable for any expenses, costs or liabilities sustained in connection with the removal of an Engine or Part from, or the replacement in an aircraft or the removal of a Part from, or the replacement in an Engine other than those sustained by RRC in carrying out Repairs pursuant to this Agreement at the Overhaul Base.

            6.5 In respect of Parts supplied pursuant to sub-clause 5.4 above, THE OPERATOR shall pay RRC at the RRC commercial prices and rates current at the installation of such Parts.

            6.6 The Basic Charges shown in sub-clause 6.1 are based on 1997 values and will be subject to annual variation prospectively on 01 July 1998 and each 01 July thereafter in accordance with the following:

                  Estimated Labour     35%         Estimated Material     65%


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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                  Percentage changes, if any, in the Average Hourly Earning
                  Standard Industrial Code 3724 for the Industrial Group Aircraft Engines and Engine Parts published by the US Government Department of Labor Statistics for February of the previous year over the same index for February of that year.

                  Prices for new and used serviceable parts are subject to change without notice based on changes in relevant RR catalogues; however, RRC shall endeavor to give (30) thirty days written notice prior to the effective date of such change. In all cases, prices for Parts shall be as of the date of issue from inventory at RRC.

                  If the indices herein specified be discontinued or should the basis of their calculations be modified proper and substantially equivalent indices shall be substituted by mutual agreement of the parties.

            6.7 It is understood that the charges specified in sub-clause 6.1 above have been calculated with regard to the overall operation of the Engines by THE OPERATOR as detailed in Appendix "B".

                  In the event that THE OPERATOR should take any action or any event should occur which is reasonably likely to materially change the overall operation of the Engines such that the basis upon which such charges were calculated no longer remains the same, including without limitation the sale or other disposition of any of the Engines or the use of the Engines on routes other than as described in Appendix "B", then RRC may at its discretion reasonably revise the charges specified in sub-clause 6.1 in accordance with its customary standards.

Clause 7    PAYMENT

            7.1 Within ten days of the end of each month of operation of the Engines, THE OPERATOR will supply to RRC a certified statement of actual Running Time and Take-Off's by Engine serial number for the previous month.

            7.2   Payment of charges pursuant to clause 6.1:

                  7.2.1 shall be made in US Dollars within 14 days of the end of the month to which the charges apply and for any amount due pursuant to clause 6.3 or 6.5 within 14 days of redelivery of the Engine or Part concerned.

            7.3 Subject to Clause 12 below, THE OPERATOR undertakes that RRC shall receive in Montreal, Quebec, Canada, the full amount of payments falling


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                  A Rolls-Royce Industries Canada Inc. Company
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                  due under this Agreement without any withholding or deduction whatsoever.

            7.4 All payments under clause 7.3 above shall be made by telegraphic transfer to the following address:

                  Toronto Dominion Bank
                  3773 Cote Vertu Road
                  St. Laurent, Quebec, Canada
                  H4R 1R2

                  US Account No.:   7304507
                  Transit No.:      42961
                  ABA No.:          026-003243

Clause 8    TURN ROUND TIME AND DELAY IN DELIVERY

            8.1 Subject to sub-clause 8.2 below and provided THE OPERATOR delivers Engines and if the Work is to be performed on a Part, then such Part to the Overhaul Base for Work at a reasonably consistent rate, RRC will carry out Work in accordance with the following turn round times which will commence when the Engine or Part reaches the Overhaul Base and which will end when such Engine or part is available fully prepared for dispatch ex-works at the Overhaul Base.

                  8.1.1 Engines returned for Repair not requiring defect
                        investigation - 8 (eight) weeks.

                  8.1.2 Engines returned for Repair due to unusual failures
                        requiring defect investigation or life development purposes - 10 (ten) weeks.

                  8.1.3 Engines returned for Repair not requiring disassembly of any Module - 4 (four) weeks.

                  8.1.4 Parts returned for Repair or Overhaul - to be quoted by
                        RRC on request.

            8.2 In the event that the actual turn round time in respect of any Engine exceeds the turn round time agreed pursuant to Sub-clause 8.1 above (as such period may be extend pursuant to Sub-clasue 8.3 below) and THE OPERATOR is unable to operate an aircraft due to such delay, RRC will either provide a lease engine subject to availability and waive any daily rental charges or be responsible for charges incured by THE OPERATOR for the daily rental of a lease engine until such times as such delayed Engine is returned to THE OPERATOR. Such


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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                  responsibility for charges incurred by THE OPERATOR will not exceed those generally charged by RRC, provided that THE OPERATOR proves that it has suffered such damage and provided that THE OPERATOR makes claims hereunder within three (3) months after delivery.

            8.3 If RRC is hindered or prevented from carrying out Work or re-delivering any of the Supplies within the time for re-delivery specified in Sub-clause 8.1 above by reason of:

                  8.3.1 any cause beyond the reasonable control of RRC, or

                  8.3.2 fires or industrial disputes or introduction of
                        mandatory modifications,

                        the time for re-delivery shall be extended by a period equal to the period during which the Work or re-delivery shall have been so hindered or has been prevented and provided RRC uses its best efforts to promptly complete the Work, RRC shall be under no liability whatsoever in respect of such delay.

Clause 9    GENERAL PROVISIONS

            9.1 THE OPERATOR shall keep records of Engine operation, maintenance, Running Time and Take-Offs and shall permit RRC to inspect such records. THE OPERATOR shall submit to RRC each month a certified statement of Running Time and Take-Offs listed by Engine serial number in respect of the previous month

            9.2 If any Supplies delivered to RRC are lost, destroyed or damaged during the time between such delivery and return by RRC to THE OPERATOR then RRC will either:

                  9.2.1 repair such damage free of charge, or

                  9.2.2 pay to THE OPERATOR the value of such Supplies which has been agreed between RRC and THE OPERATOR provided that in the absence of agreement the liability of RRC shall not exceed the original RRC sale price of the Supplies provided always that RRC will at THE OPERATOR's request use its best endeavors to provide an adequate replacement for any such Supplies lost or destroyed. In the event that a replacement Engine is provided, such Engine shall be substituted for the Engine lost or destroyed and Appendix "A" hereto shall be amended accordingly.


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                  A Rolls-Royce Industries Canada Inc. Company
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            9.3   THE OPERATOR shall operate the Engines in accordance with the
                  Flexible Take-Off Thrust Procedures as recommended by Fokker
                  BV.

            9.4 THE OPERATOR shall have the right to appoint a representative at the Overhaul Base to consult with RRC representatives with respect to technical matters arising in the course of the Work.

Clause 10   WARRANTY AND LIABILITY

            10.1 Subject to sub-clause 10.2 below in respect of all Parts incorporated in the course of Repair pursuant to this or any other Agreement or incorporated as spares in service, the Warranty as stipulated in Appendix C attached herein shall apply subject to all the provisions contained therein.

            10.2 THE OPERATOR shall not be entitled to receive any benefit whatsoever whether by way of repair, replacement, parts cost allowance, labour charges or otherwise under the Warranty in relation to Scheduled Repairs and any failures of Engines or Parts which are covered by the charges under sub-clause 6.1 above and are specified in sub-clause 6.2 above, but save as expressly provided above the Warranty shall remain in full force and effect.

            10.3 THE OPERATOR accepts that the express benefits provided to THE OPERATOR by virtue of the charges under sub-clause 6.1 above, together with the express remedies provided to THE OPERATOR in respect of the Supplies in accordance with this Agreement and Warranty represent the entire responsibility and liability of RRC to THE OPERATOR in respect of all terms, conditions and warranties express or implied whether statutory or otherwise and any other obligations and liabilities whatsoever of RRC relating to the Repair of Supplies or any other goods or services to be supplied pursuant to this Agreement.

            10.4 The following Warranty benefits will apply for the purpose on sub-clause 6.1 hereof:

                  10.4.1 In respect of all Parts incorporated in the course of
                         Work pursuant to this Agreement, the Warranty shall apply subject to all the provisions contained therein.

                  10.4.2 Subject to the "Governing Conditions" section of the
                         Warranty, if it is shown to the reasonable satisfaction of RRC that before the expiration of twelve months from the date of redelivery or within six months or 1,500 hours flown from the date of installation of an Engine or Part into an aircraft, whichever is the sooner, a defect, deficiency, failure, malfunction or failure to function shall have become apparent in an Engine or Part due in all or in part to the use


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                        by RRC of faulty workmanship during the last Repair then
                        RRC shall Repair such Engine or Part and grant THE OPERATOR a 100% credit against the Repair cost.

            10.5 In the event of a valid Warranty claim, RRC will be responsible for reasonable charges incurred by THE OPERATOR for removal, installation and transportation from and to THE OPERATOR's base in Raleigh, North Carolina, USA for Engines removed pursuant to clause 10.4 above.

Clause 11   PATENTS

            11.1 RRC shall have the right to substitute for any allegedly infringing Parts substantially equivalent non-infringing Parts.

            11.2 The indemnity contained in Sub-clause 11.1 shall not apply to and RRC shall have no liability in respect of claims for infringement in respect of;

                  11.2.1 Parts manufactured to the specific design instructions of THE OPERATOR, or

                  11.2.2 Parts not of RRC design but RRC shall, in the event of any claim for infringement, pass on to THE OPERATOR so far as it has the right to do so the benefits of any indemnity given to RRC by the designer, manufacturer or supplier of such Parts, or

                  11.2.3 the manner or method in which any of the Parts is
                         installed in the aircraft, or

                  11.2.4 any combination of any of the Parts with any item or items other than Parts.

Clause 12.  ADDITIONAL LEVIES

                  12.1 All and any applicable taxes and import duties, fees are to the account of THE OPERATOR

Clause 13   ASSIGNMENT

            Neither party may assign any of its rights or obligations hereunder without the written consent of the other party except that;

            13.1  RRC may assign its rights to receive money hereunder and

            13.2 RRC reserves the right, in its discretion, to sub-contract any part of the Work requested to be performed by it hereunder.


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Clause 14   TERMINATION

            If THE OPERATOR makes any agreement with creditors compounding debts, enters into liquidation whether compulsory or voluntary (otherwise than for the purpose of amalgamation or re-construction) becomes insolvent, suffers a receiver of the whole or part of its assets to be appointed, or commits a breach of any of its obligations under this Agreement (provided that, except in the case of breach in respect of payment obligations, THE OPERATOR shall be allowed 30 (thirty) days in which to remedy such breach) RRC shall have the right, without prejudice to its other rights or remedies:

            14.1 to stop any Repair or Overhaul already commenced and to refuse to commence any further Repair or Overhaul, and

            14.2 to revise the charges under Clause 18 to take account of any cessation or change in the overall operation of the Engines resulting from any of the events covered by this Clause 14, and

            14.3 to declare and require that notwithstanding Clause 7 above, all amounts due on the date of termination referred to in Clause 18 shall become immediately due and payable.

Clause 15   AMENDMENT

            This Agreement shall not be amended in any way other than by agreement in writing executed by the parties hereto after the date of this Agreement, which is expressly stated to amend this Agreement.

Clause 16   CONFLICT

            In the event of any conflict or discrepancy between the Appendices forming part of this Agreement and any other part of this Agreement, then the latter shall prevail.

Clause 17   NOTICES

            Any notice to be served pursuant to this Agreement is to be sent by registered post or by telex:

            In the case of RRC to:

            ROLLS-ROYCE CANADA LIMITEE
            Repair and Overhaul Manager - Spey and Tay
            9500 Cote de Liesse Road
            Lachine, Quebec Canada H8T 1A2


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            or such other place of business as may be notified in writing by RRC to THE OPERATOR from time to time.

            In this case of THE OPERATOR to:

            Midway Airlines Corporation
            300 West Morgan Street
            Suite 1100
            DURHAM
            North Carolina USA 27701

            for the attention of Vice President Maintenance

            or such other place of business as may be notified in writing by THE OPERATOR to RRC from time to time.

Clause 18   TERM OF AGREEMENT

            The Term of this Agreement shall be for a period commencing October 1, 1997 and terminating September 30, 2002 provided that either party shall have the right to terminate this Agreement at any time by written notice to the other party in the event of material breach or non-performance by such other party of any of its obligations herein not cured within thirty (30) days after receipt of written notice of such breach or non-performance.

Clause 19   HEADINGS

            The clause "Headings" and the Index do not form part of this Agreement and shall not affect the interpretation of this Agreement.

Clause 20   LAW

            This Agreement shall be subject to and interpreted and construed in accordance with the Laws of the Province of Quebec, Canada.


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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be entered into on the day and year first before written.

For ROLLS-ROYCE CANADA LIMITEE

By: /s/ [Illegible]
   ----------------------------
   V. P. Aero Business

Date: 13.11.97

By: /s/ [Illegible]
   ----------------------------
   President

Date: Nov. 14th, 1997


For MIDWAY AIRLINES CORPORATION

By: /s/ Jonathan S. Waller
   ----------------------------
   JONATHAN S. WALLER
   SENIOR VICE PRESIDENT
   GENERAL COUNSEL

Date: 9/30/97

By: /s/ Thomas Duffy, Jr.
   ----------------------------
   V.P. Maintenance

Date: 9/30/97


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                                  APPENDIX "A"

                       DESCRIPTION AND LIST OF THE ENGINES


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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                                  APPENDIX "A"

1.    LIST OF ENGINES

      The following RRC Tay Mk 650-15 Engines serially numbered:

      17329, 17354, 17525, 17588, 17610, 17611, 17630, 17631, 17634, 17636,
      17690, 17691, 17704, 17706, 17717, 17721, and another engine, TSN: Zero,
      S/N to be advised.

      Description: Turbofan Engine incorporating a single fan and a three stage intermediate compressor driven by a three stage turbine, a twelve stage high pressure compressor driven by a two stage turbine, and a turbo annular split combustion chamber containing ten straight flow flame tubes and an internal mixer unit.

2.    MODULES

      Each Engine comprises the following modules:

      01     LP Compressor
      02     IP Compressor
      03     HP Compressor
      04     Combustion Assembly and HP Turbine
      05     LP Turbine
      06     High Speed Gearbox
      07     Intermediate Casing

      Together with these items the definitive basic specification includes the following:


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company
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                               ENGINE RECEIPT LIST
                                   TAY ENGINE
                                PART 1 SECTION 1

       Item
Fig.   Number  Description                                  Qty.      ATA Ref
----   ------  -----------                                  ----      -------

1      1       AFCR assembly                                1         75-32-02
1      2       TCPL phial assembly                          1         75-32-40
1      3       Micro switch and actuator                    1         36-11-01
1      4       12th stage BV micro switch housing assy      1         75-32-33
1      5       12th stage air off-take cover                1         72-71-01
1      6       7th stage air off-take cover                 1         72-71-01
1      7       Fuel temp transmitter                        1         77-42-02
1      8       Oil cooler case assembly                     1         79-22-01
1      9       Oil temperature transmitter                  1         77-47-02
1      10      HP filter housing assembly                   1         79-21-01
1      11      LP FWS assembly                              1         73-34-01
1      12      Fuel filter assembly                         1         73-11-03
1      13      LP tacho generator                           1         77-43-01
2      14      Throttle relay lever transmitter             1         76-11-02
2      15      Fuel flow regulator                          1         73-21-01
2      16      LP governor assembly                         1         73-21-02
2      17      HP fuel shut-off valve assembly              1         73-11-07
2      18      AFC rpm signal transmitter assembly          1         75-32-20
2      19      Fuel diff pressure switch                    1         77-42-03
2      20      HP fuel pump                                 1         73-11-05
2      21      Oil tank assembly                            1         79-10-01
2      22      Oil tank level indicator                     1         79-10-01
2      23      LP warning switch                            1         79-32-01
2      24      Oil pressure trans assembly                  1         77-47-01
2      25      Ejector pump unit                            1         73-11-01
2      26      Fuel drain tank collector assembly           1         71-71-01
2      27      IDG surface oil cooler                       1         24-13-01
2      28      Thermocoup1e terminal                        1         77-45-03
2      29      Cooling air outlet switch assembly           1         75-21-02
2      30      Oil diff pressure switch                     1         77-47-02
2      31      Oil diff pressure switch housing             1         77-47-02
2      32      Oil pump assembly                            1         72-61-30
2      33      HP tacho generator                           1         77-43-01
2      34      LP fuel pump assembly                        1         73-11-04
2      35      Fuel inlet tube to LP fuel pump clamp assy   1         73-21-06
2      36      Fuel solenoid valve assembly                 1         73-21-06
3      39      Engine rating, ID plug                       1         72-71-03
3      40      Electrical harness                           1         71-50-01


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company

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                                   APPENDIX B

                          PLANNED OPERATING PARAMETERS

Stage Length:    Average (take-off to touch down) of not less than 45 minutes.

Environment:     Canada and the United States of America for 70% of Flight
                 Hours of the Engines.


                Une filiale d'Industries Rolls-Royce Canada Inc.
                  A Rolls-Royce Industries Canada Inc. Company